AMENDED AND RESTATED FORBEARANCE AGREEMENT

     THIS AMENDMED AND RESTATED FORBEARANCE AGREEMENT (the Agreement") is made this 11h day of January, 2008 between YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) ("YA Global"), Viridis Capital, LLC ("Viridis"), GreenShift Corporation ("GreenShift"), and GS CleanTech Corporation ("GS CleanTech") (Viridis, GreenShift, and GS CleanTech shall be collectively referred to herein as the "GS Parties"). This Agreement shall supersede the forbearance agreement (the "Forbearance Agreement") entered into on October 9, 2007 between YA Global and GreenShift.

     WHEREAS, this Agreement is intended to amend, replace and supersede the Forbearance Agreement and to add Viridis and GS CleanTech as a party to such agreement.

     WHEREAS, YA Global is the holder of the secured convertible debentures issued by GreenShift (the "GreenShift Debentures") set forth on Schedule I attached hereto, and YA Global has previously declared the GreenShift Debentures to be in default for (i) failure to timely file a registration statement, (ii) failure to obtain effectiveness of such registration statement, and (iii) the CleanTech Default as set forth below (collectively, the "GreenShift Defaults"); and

     WHEREAS, YA Global is the holder of the secured convertible debentures issued by GS CleanTech (the "CleanTech Debentures") set forth on Schedule I attached hereto, which CleanTech Debentures were in default for reasons set forth below; and

     WHEREAS, YA Global is the holder of the secured convertible debentures issued by GS AgriFuels (the "AgriFuels Debentures") set forth on Schedule I attached hereto (the GreenShift Debentures, CleanTech Debentures and AgriFuels Debentures shall, where relevant, be collectively referred to herein as the "Debentures"), which AgriFuels Debentures were in default for the failure to timely register the shares issuable upon conversion of the AgriFuels Debentures (the "AgriFuels Default"); and

     WHEREAS, YA Global and GreenShift are parties to a letter agreement dated June 27, 2007 (the "June Agreement") pursuant to which YA Global agreed to forego exercise of its remedies for the defaults for a period terminating if a further default were to arise after the date of the June Agreement; and

     WHEREAS, on June 30, 2007, GS CleanTech, a subsidiary of GreenShift, defaulted in its obligation to satisfy a $1,000,000 debenture issued to Kerns Manufacturing Corp. (the "CleanTech Default"), and said default by GS CleanTech is an "event of default" by GreenShift and by GS CleanTech as defined in the GreenShift Debentures and the CleanTech Debentures (the GreenShift Default, the CleanTech Default, and the AgriFuels Default shall be collectively referred to herein as the "Existing Defaults"); and

     WHEREAS, YA Global has asserted its rights by reason of the CleanTech Default, and has demanded assurances that its rights as a secured party will not be diminished thereby; and

     WHEREAS, for that reason the parties wish to make such arrangements as will facilitate a liquidation of certain assets by YA Global to offset any adverse impact of the CleanTech Default (but Greenshift (on behalf of itself and its affiliated entities) agrees and acknowledges that it shall be prohibited from using any cash or other assets that secure any YA Global collateral to pay all or any part of the amounts owed to Kerns).

         NOW, THEREFORE, it is agreed:

1. Forbearance Agreement. In reliance upon the representations, warranties and covenants of the GS Parties contained in this Agreement, and subject to the terms and conditions of this Agreement, YA Global agrees to forbear from exercising its rights and remedies under the Debentures or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments, modifications contained herein for the period (the "Remedy Period") commencing on the date hereof and continuing for so long as (i) The GS Parties strictly comply with the terms of this Agreement,
     (ii) there is no occurrence or existence of any Event of Default under any of the Debentures, other than the Existing Defaults, and (iii) the GS Party's comply with the condition in paragraph 5. Upon the expiration or termination of the Remedy Period, the agreement of YA Global to forbear shall automatically and without further action terminate and be of no force and effect, andYA Global shall retain all of its rights under the Debentures, including the right to enforce any remedies available to it thereunder by reason of the Existing Defaults. This is a one-time only forbearance.

2. Conversion Restrictions. The conversion restrictions set forth in Section 3(a)(ii) or 3(b) of the Debentures shall remain in full force and effect at all times, notwithstanding the declaration of any default by YA Global. Furthermore, in no event shall YA Global have the right to acquire, vote, or receive from the GS CleanTech such number of shares of common stock of GS EnviroServices, Inc. ("GS EnviroServices")which would cause YA Global, together with its affiliates, to beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder in excess of 9.99% of the common stock of GS EnviroServices (the "Ownership Limitation") unless YA Global waives such limitation by providing 65 days' advance written notice. This Ownership Limitation of GS EnviroServices common stock shall replace and supersede any prior limitations imposed upon YA Global.

3.   Pledged Shares.

     a. To secure the Debentures the following GS Parties have pledged to YA Global, inter alia, the following shares (which shall collectively be referred to herein as "Pledged Shares"):

          ------------------------ ------------------------------------------------- --------------------------------
          GS Party                 Pledged Shares                                    Issuer
          ------------------------ ------------------------------------------------- --------------------------------
          Viridis                  1,000,000  shares  of Series C  Preferred  Stock  GreenShift
                                   Convertible into common stock
          ------------------------ ------------------------------------------------- --------------------------------
          Viridis                  750,000  shares  of  Series  C  Preferred  Stock  GS CleanTech
                                   Convertible into common stock
           ------------------------ ------------------------------------------------- --------------------------------
          GSCleanTech              1,000,000 shares of Series C
                                   Preferred Stock GS Energy Corporation
                                   Convertible into common stock
          ------------------------ ------------------------------------------------- --------------------------------
          GS CleanTech             6,266,666   shares   of   common   stock  of  GS  GS EnviroServices
                                   EnviroServices  (defined as "GS  Pledged  Shares
                                   Pool 1")
          ------------------------ ------------------------------------------------- --------------------------------
          GS CleanTech             8,733,333   shares   of   common   stock  of  GS  GS EnviroServices
                                   EnviroServices  (defined as "GS  Pledged  Shares
                                   Pool 2")
          ------------------------ ------------------------------------------------- --------------------------------

          To remedy the Existing Defaults, YA Global shall be entitled to demand conversion of the Pledged Shares (in the case of the shares of Preferred Stock convertible into common stock) into common stock issued in its name, or the transfer (in the case of the common stock) of the common stock to its name. YA Global shall make such demands from time to time in tranches such that at no time will YA Global own more than 4.99% of the outstanding common stock in any of GreenShift, GS CleanTech or GS Energy, and no more than the Ownership Limitation of GS EnviroServices. The GS Parties will provide such assistance as is necessary to cause GreenShift, GS CleanTech or GS Energy to honor the conversions on the schedule set forth in the governing instruments for its preferred stock. The Buyer shall not be entitled to demand the transfer of the GS Pledged Shares Pool 2 unless and until there is a default or event of default under the secured convertible debenture in the original principal amount of $2,000,000 issued by GS EnviroServices to the Buyer on the date hereof.


     b. The shares of common stock issuable to YA Global upon the conversion of the Pledged Shares and the Pledged Shares transferred to YA Global are collectively referred to herein as the "Shares."

4. Application of Proceeds. In order to facilitate administration of the liquidation of the Shares, the "Net Proceeds" of each conversion or transfer into the Shares shall be deemed to equal to the product of (x) 90% of the lowest volume weighted average price during the five trading days preceding the conversion date or date YA Global provides notice to GS CleanTech to transfer such Shares (as applicable) and (y) the number of Shares comprising such conversion or transfer. The Net Proceeds shall be applied by YA Global in its sole discretion to the outstanding principal, interest, and other charges owed under the Debentures until all of the GS Parties' obligations under the Debentures have been satisfied in full. Promptly upon each application of Net Proceeds, YA Global shall notify the GS Parties as to its application.

5. Further Agreements. The GS Parties covenant and agree the principal amount outstanding under the Debentures shall be reduced by $13,500,000 by January 10, 2009 whether through reductions in accordance with this Agreement, conversions, cash payments, or otherwise.

6. Nothing contained in this Agreement shall constitute a waiver by YA Global of any default or event of default, whether now existing or hereafter arising (including, without limitation, the Existing Defaults). Instead, this Agreement shall only constitute an agreement by YA Global to forbear from enforcing its rights and remedies with respect to the Existing Defaults upon the terms and conditions expressly set forth herein. YA Global reserves all of its rights and remedies, including, without limitation, the right to declare an Event of Default in accordance with the terms of the Debentures and other transaction documents except with respect to the Existing Defaults during the Remedy Period as set forth herein.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

YA GLOBAL INVESTMENTS, L.P.

By:  Yorkville Advisors, LLC
Its: Investment Manager

By:  /s/ Troy Rillo
     -------------------------------
Name:    Troy Rillo
Title:   Senior Managing Director

GREENSHIFT CORPORATION

By:  /s/ Kevin Kreisler
     -------------------------------
Name:    Kevin Kreisler
Title:   Chairman

GS CLEANTECH CORPORATION

By:  /s/ Kevin Kreisler
     -------------------------------
Name:    Kevin Kreisler
Title:   Chairman

VIRIDIS LLC

By:  /s/ Kevin Kreisler
     -------------------------------
Name:    Kevin Kreisler
Title:   Chairman


Acknowledged and consented by:

GS AGRIFUELS CORPORATION

By:  /s/ Kevin Kreisler
    --------------------------------
Name:    Kevin Kreisler
Title:   Chairman